UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 26, 2007

                        Commission File Number 000-52263


                              CAVIT SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

            Florida                                            03-0586935
  (State or Other Jurisdiction                              (I.R.S Employer
of Incorporation or Organization)                         Identification Number)

                     100 East Linton Boulevard, Suite 106B,
                          Delray Beach , Florida 33483
                    (Address of principal executive offices)

                                  (561)278-7856
              (Registrant's telephone number, including area code)

   Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

     On December 26, 2007, the Registrant issued an aggregate 2,564,839 shares of restricted common stock as a result of conversions of all of its outstanding promissory notes. $200,000 in principal amount of notes and $5,187.12 in accrued interest were converted into common stock.

     The successful conversion of these notes frees up $200,000 of working capital and significantly reduces the Registrant's liabilities. Additionally, the Registrant will reduce its derivative liability by $964,015. The Registrant expects these changes to positively affect its working capital and cash flow requirements.

     No underwriters or broker-dealers were involved in any of the above transactions.

     The above transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and did not involve any public offering, as it was limited to small number of investors, who have received adequate information about the Registrant and had such knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in our common stock. The investors advised the Registrant that they were acquiring such securities for investment purposes only and not with a view to, or in connection with, any distribution thereof. Appropriate restrictive legends were imprinted on the share certificates issued to the above persons.

     As a result of these note conversions, the Registrant has no outstanding promissory notes or convertible notes as of December 27, 2007.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Date: December 27, 2007                CAVIT SCIENCES, INC.


                                       By: /s/ Colm J. King
                                           -------------------------------------
                                           Colm J. King
                                           President and Chief Executive Officer